UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

Medley Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)

1-35040 (Commission File Number)	27-4576073 (I.R.S. Employer Identification No.)

375 Park Avenue, 33rd Floor

New York, NY 10152

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Medley Capital Corporation (the “Company”) reconvened its 2013 Annual Meeting of Shareholders (the “Meeting”) on March 7, 2013, which was previously adjourned pursuant to a shareholder vote on February 12, 2013, and submitted one matter to the vote of the shareholders. A summary of the matter voted upon by shareholders is set forth below.

Shareholders approved an adjournment of the Meeting to allow the polls to remain open until 10:00 a.m. on April 4, 2013, for the proposal to authorize the Company, with the approval of its Board of Directors, to sell shares of its common stock, not exceeding 25% of its then outstanding common stock, at a price or prices below, but no more than 20% below, the Company’s then current net asset value per share in one or more offerings (the “Proposal”) on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,573,659	1,641,361	177,660	6,660,042

A vote was not taken on the Proposal. Based on the foregoing shareholder votes to adjourn the Meeting, the Meeting will reconvene at the telephone number 1-877-317-6789 on April 4, 2013, at 10:00 a.m., Eastern Time, for the purpose of voting on the Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2013	MEDLEY CAPITAL CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer